UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 18, 2012

NorthStar Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54671	26-4141646
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Entry into a Credit Facility

On July 18, 2012,  NSREIT CB Loan, LLC (“NSREIT CB”), an indirect wholly-owned subsidiary of NorthStar Real Estate Income Trust, Inc. (the “Company”), entered into a Master Repurchase Agreement (the “Citi Credit Facility”) with Citibank, N.A (“Citibank”).  The Citi Credit Facility provides up to $50 million to finance first mortgage loans and senior loan participations secured by commercial real estate, as described in more detail in the Citi Credit Facility documentation.

Advances under the Citi Credit Facility accrue interest at per annum rates ranging from the one-month London Interbank Offered Rate (the “LIBOR Rate”), plus a spread of 2.0% to 4.0%, with a minimum weighted average spread on assets securing the Citi Credit Facility of 2.25%.  The Citi Credit Facility also provides for advance rates up to 75%, depending on asset type, subject to adjustment.  The initial maturity date of the Citi Credit Facility is July 18, 2014 (the “Initial Term”) , with three, one-year extensions at the Company’s option, which may be exercised upon the satisfaction of certain conditions set forth in the Citi Credit Facility.  During the Initial Term, the Citi Credit Facility acts as a revolving credit facility that can be paid down as assets payoff and re-drawn on new assets.

In connection with the Citi Credit Facility, the Company entered into a Limited Guaranty (the “Guaranty”), under which the Company agreed to guaranty certain obligations under the Citi Credit Facility. The Company also agreed to guaranty the obligations under the Citi Credit Facility if NSREIT CB engages in certain customary bad acts.

The Citi Credit Facility and Guaranty contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types, and the Citi Credit Facility contains financial covenants that require NSREIT CB to maintain at least $3.75 million and a maximum of $7.5 million in unrestricted cash at all times during the term of the Citi Credit Facility.  In addition, the Guaranty contains financial covenants that require the Company to maintain: (i) an amount equal to the lesser of (a) total equity equal to $162.5 million, subject to increases equal to 80% of aggregate net proceeds raised and (b) $250.0 million; (ii) a ratio of EBITDA, as defined in the Guaranty, to fixed charges of not less than 1.4x; and (iii) a ratio of total borrowings to total equity not greater than 300%.  In addition, Citibank may stop making advances under the Citi Credit Facility if any two of Messrs. Hamamoto, Gilbert or Tylis are no longer employed by NorthStar Realty Finance Corp. and are not replaced by persons acceptable to Citibank.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the Citi Credit Facility and the Guaranty, which are filed as exhibits to this current report on Form 8-K.  Capitalized terms used in this current report on Form 8-K and not otherwise defined herein have the meanings given to such terms in Citi Credit Facility and the Guaranty, as applicable.

Renewal of Advisory Agreement

Effective July 19, 2012, the advisory agreement, as amended (the “Advisory Agreement”), among the Company, NorthStar Real Estate Income Trust Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”), NS Real Estate Income Trust Advisor, LLC, the Company’s advisor (the “Advisor”), and NorthStar Realty Finance Corp., the Company’s sponsor (the “Sponsor”), was renewed through July 18, 2013 upon terms identical to those in effect through July 18, 2012.  NorthStar Realty Securities, LLC, the Company’s dealer manager, is an affiliate of both the Company and the Sponsor. Pursuant to the Advisory Agreement, the Advisor will continue to perform day-to-day operational and administrative services for the Company, including services relating to its current public offering of common shares, asset management services, acquisition services and stockholder services.

The discussion below contains a summary of significant terms and conditions of the renewed Advisory Agreement and is qualified in its entirety by the Advisory Agreement, a copy of which was filed as Exhibit 10.2 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 filed on March 17, 2010, as amended by Amendment No. 1 to the Advisory Agreement, which was filed as Exhibit 10.1 to the Form 8-K filed on March 2, 2011 and as further amended by Amendment No. 2 to the Advisory Agreement, which was filed as Exhibit 10.12 to Post Effective Amendment No. 6 to the Company’s Registration Statement on November 17, 2011. All three of these exhibits are incorporated by reference herein.

The Advisory Agreement has a one-year term and may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the parties. Renewals of the Advisory Agreement must be approved by the independent directors of the Company based on an evaluation of the performance of the Advisor. The Advisory Agreement may be terminated:

•                  immediately by the Company or the Operating Partnership for “cause” (as defined in the Advisory Agreement) or upon the bankruptcy of the Advisor;

•                  without cause or penalty by the Company upon 60 days’ written notice; or

•                  with “good reason” (as defined in the Advisory Agreement) by the Advisor upon 60 days’ written notice.

If the Advisory Agreement is terminated or not renewed for any reason except for “cause,” the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination, and NorthStar OP Holdings, LLC, an affiliate of the Sponsor (the “Special Unit Holder”), may be entitled to a one-time payment upon the redemption of the special units of the Operating Partnership held by the Special Unit Holder, based on an appraisal of the Company’s portfolio, in the event that the Special Unit Holder would have been entitled to a subordinated distribution under the Operating Partnership’s limited partnership agreement had the Company’s portfolio been liquidated on the termination date.

With respect to each investment made, the Company will pay the Advisor an acquisition fee equal to 1.0% of the principal amount funded or allocated by the Company to originate commercial real estate (“CRE”) debt or the cost to acquire CRE debt, including acquisition expenses and any financing attributable to such investments and 2.25% of the cost of each real estate property, including acquisition expenses and any financing attributable to such investment. The Company will also pay the Advisor a monthly asset management fee equal to one-twelfth of 1.25% of the sum of the principal amount funded or allocated for loans originated and the cost of all other investments made less any principal received on our debt and security investments. The Company will also pay the Advisor a disposition fee for substantial assistance by the Advisor in connection with the sale of the Company’s investments, as determined by the Company’s independent directors, equal to 1% of the contract sales price of each CRE debt investment sold and 2% of the contract sales price of each property sold. No disposition fee will be paid upon the maturity, prepayment, workout, modification or extension of CRE debt, unless there is a corresponding fee paid by the borrower.

The Company will not pay consideration to acquire the Advisor in an internalization transaction unless all of the consideration is payable in shares of the Company’s common stock and held in escrow by a third party and not released to the Advisor or its affiliate until certain conditions are met. Upon release by the escrow agent, the shares may not be traded for a period of 180 days commencing on the date of release.

The Company has also agreed to pay for or reimburse the Advisor for certain expenses incurred by the Advisor and its affiliates in connection with the services provided by the Advisor under the Advisory Agreement.

All of these fees and expense reimbursements are subject to the limitations on such payments contained in the Company’s Second Articles of Amendment and Restatement.

The Company has agreed to indemnify the Advisor against losses incurred by the Advisor in connection with the performance of its obligations under the Advisory Agreement, subject to terms and conditions contained in the Advisory Agreement.

ITEM 9.01	Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Master Repurchase Agreement, dated July 18, 2012, between NSREIT CB Loan, LLC and Citibank, N.A.

10.2	Limited Guaranty, made as of July 18, 2012, by NorthStar Real Estate Income Trust, Inc. for the benefit of Citibank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Date: July 19, 2012	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Master Repurchase Agreement, dated July 18, 2012, between NSREIT CB Loan, LLC and Citibank, N.A.

10.2	Limited Guaranty, made as of July 18, 2012, by NorthStar Real Estate Income Trust, Inc. for the benefit of Citibank, N.A.